Exhibit 99.1

BioLife Solutions Receives Nasdaq Notice of Noncompliance for Delayed 10-K Filing

BOTHELL, Wash. (March 18, 2022) – BioLife Solutions, Inc. (Nasdaq: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of class-defining bioproduction products and services for the cell and gene therapies (CGT) and biopharma markets, announced today that it has received a notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) as a result of its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2021 (the "Form 10-K"). The Notice advised the Company that it was not in compliance with Nasdaq’s continued listing requirements under the timely filing criteria established in Nasdaq Listing Rule 5250(c)(1) (the “Rule”).

Troy Wichterman, chief financial officer, stated, “We expect that the filing of our Form 10-K will enable us to regain compliance under the Nasdaq continued listing rules. As previously disclosed, we intend to file the Form 10-K no later than March 31, 2022.”

The Notice also disclosed that under Nasdaq rules, the Company has 60 calendar days from receipt of the Notice, or until May 16, 2022, to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company's plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Form 10-K, or until September 12, 2022, to regain compliance. However, there can be no assurance that Nasdaq will accept the Company's plan to regain compliance or that the Company will be able to regain compliance within any extension period granted by Nasdaq. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.

About BioLife Solutions

BioLife Solutions is a leading supplier of class-defining bioproduction tools and services for the cell and gene therapy and broader biopharma markets. Our tools portfolio includes our proprietary CryoStor® and HypoThermosol® biopreservation media for shipping and storage, the ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system,  high capacity cryogenic storage freezers, Stirling Ultracold mechanical freezers, SciSafe biologic storage services, and Sexton Biotechnologies cell processing tools.  For more information, please visit www.biolifesolutions.com, www.scisafe.com, www.stirlingultracold.com, or www.sextonbio.com and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements about the Company's ability to regain compliance with Nasdaq’s continued listing requirements and the Company’s plans, objectives, expectations, beliefs and intentions and other statements including words such as "hope," "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and the Company disclaims any intent or obligation to update forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC and on the SEC website, www.sec.gov. Understanding the information contained in these filings is important in order to fully understand the Company's reported financial results and our business outlook for future periods. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements.

Media & Investor Relations

At the Company Troy Wichterman
Chief Financial Officer
(425) 402-1400
twichterman@biolifesolutions.com

Investors

LHA Investor Relations

Jody Cain

(310) 691-7100

jcain@lhai.com

# # #